As filed with the Securities and Exchange Commission on February 13, 1998
                                                        REGISTRATION NO. 333-
                                                                         333-
                                                                         333-
                                                                         333-
                                                                         333-
                                                                         333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


MORGAN STANLEY, DEAN
    WITTER, DISCOVER & CO.                    DELAWARE                         36-3145972
MSDW CAPITAL TRUST I                          DELAWARE                      To Be Applied For
MSDW CAPITAL TRUST II                         DELAWARE                      To Be Applied For
MSDW CAPITAL TRUST III                        DELAWARE                      To Be Applied For
MSDW CAPITAL TRUST IV                         DELAWARE                      To Be Applied For
MSDW CAPITAL TRUST V                          DELAWARE                      To Be Applied For
(Exact name of each Registrant as     (State or other jurisdiction          (I.R.S. Employer
   specified in its charter)         of incorporation or organization)    Identification No.)

                                        ____________________

                                           1585 Broadway
                                       New York, New York  10036
                                           (212) 761-4000
                    (Address, including zip code, and telephone number,
             including area code, of Registrants' principal executive offices)

                                        ____________________

                                       Christine A. Edwards, Esq.
                 Executive Vice President, Chief Legal Officer and Secretary
                             Morgan Stanley, Dean Witter, Discover & Co.
                                             1585 Broadway
                                        New York, New York  10036
                                            (212) 761-4000
                  (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)

                                        ____________________

 Joseph W. Armbrust, Esq.                   COPIES TO:               John M. Brandow, Esq.
    Brown & Wood LLP                                                 Davis Polk & Wardwell
  One World Trade Center                                              450 Lexington Avenue
New York, New York  10048                                          New York, New York 10017


					____________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE


                                                                          PROPOSED           PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                          AMOUNT TO BE   MAXIMUM OFFERING     AGGREGATE OFFERING        AMOUNT OF
    SECURITIES TO BE REGISTERED(1)                     REGISTERED(2)   PRICE PER UNIT(3)         PRICE(3)          REGISTRATION FEE
Morgan Stanley, Dean Witter, Discover
  & Co. Debt Securities(4) . . . . . . . . . . .
MSDW Capital Trust I Capital Securities  . . . .
MSDW Capital Trust II Capital Securities . . . .
MSDW Capital Trust III Capital Securities. . . .      }$1,500,000,000        100%             $1,500,000,000           $442,500
MSDW Capital Trust IV Capital Securities . . . .
MSDW Capital Trust V Capital Securities  . . . .
Guarantees of Morgan Stanley, Dean Witter,
  Discover & Co. with respect to
  Capital Securities(5)  . . . . . . . . . . . .

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) Or, if any securities are issued with an original issue discount, such amount that the aggregate initial offering price of all securities registered hereunder will not exceed $1,500,000,000 or, if any of the securities registered hereunder are issued with an offering price payable in a foreign currency or composite currently, such amount as shall result in an aggregate initial offering price equivalent to $1,500,000,000 at the time of the initial offering. This registration statement also relates to offers and sales of securities in connection with market-making transactions by and through affiliates of the Registrants (subject, with respect to any securities listed on a stock exchange or quoted on an automatic quotation system, to any required approval of such stock exchange or quotation system in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc.).
(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(o). Exclusive of accrued interest, if any.
(4) Plus such indeterminate amount of Debt Securities as may be issued in connection with the issuance of Capital Securities of MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V (the "Capital Securities"). Such Debt Securities will be issued for no additional consideration.
(5) No additional consideration will be received for the Morgan Stanley, Dean Witter, Discover & Co. Guarantees with respect to the Capital Securities.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


Information contained  herein is  subject to completion  or amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS SUPPLEMENT  (SUBJECT TO COMPLETION, ISSUED FEBRUARY 13, 1998)
(TO PROSPECTUS DATED                   , 1998)


                                  $

                           MSDW CAPITAL TRUST (  )

                              % CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)
   FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
			  ------------------------
     The % Capital Securities (the "Capital Securities") offered hereby will represent preferred undivided beneficial interests in the assets of MSDW Capital Trust ( ), a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Morgan Stanley, Dean Witter, Discover & Co. (the "Company") will initially be the owner, directly or indirectly, of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in
  %  Junior   Subordinated  Deferrable  Interest   Debentures  (the   "Junior
Subordinated Debentures," and together with the Trust Securities, the "Securities") to be issued by the Company. The Junior Subordinated
Debentures will mature on             (such date, as it may be advanced under
certain  circumstances,  as  hereinafter described,  the  "Stated Maturity"),
which may be  advanced to a date not  earlier than             .  The Capital
Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities --Subordination of Common Securities" in the accompanying Prospectus.

     The Capital Securities will be represented by one or more global Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (the "Depository" or "DTC"). Beneficial interests in such global Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Capital Securities" in this Prospectus Supplement, Capital Securities in definitive form will not be issued and owners of beneficial interests in the global Securities will not be considered holders of the Capital Securities.
                                                     (continued on next page)
			  ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE CAPITAL SECURITIES.
			  ------------------------

     APPLICATION WILL BE MADE TO LIST THE CAPITAL SECURITIES ON THE NEW YORK STOCK EXCHANGE, INC. (THE "NYSE"). TRADING OF THE CAPITAL SECURITIES ON THE NYSE IS EXPECTED TO COMMENCE WITHIN A 30-DAY PERIOD AFTER THE INITIAL DELIVERY OF THE CAPITAL SECURITIES.
			  ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
              RELATES.  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
			  ------------------------

                       PRICE $    PER CAPITAL SECURITY



                                                             Underwriting
                                         Price to           Commissions and        Proceeds to the
                                         Public(1)            Discounts(2)       Issuer Trust (3)(5)
Per Capital Security  . . . . . .            $                    (3)                     $
Total (4)   . . . . . . . . . . .            $                    (3)                     $

------------------
(1)  Plus accumulated Distributions, if any, from             , 1998.
(2) The Company and the Issuer Trust have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting" in this Prospectus Supplement.
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $ per Capital
     Security (or $         in  the aggregate).   See "Underwriting" in  this
     Prospectus Supplement.
(4) The Company has granted to the Underwriters an option, exercisable within 30 days of the date of this Prospectus Supplement, to purchase up
     to an aggregate  of                additional Capital  Securities at
     the price to public for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total price to
     public and proceeds to Company will be $             .  If the option to
     purchase additional Capital Securities is exercised, the aggregate compensation paid to the Underwriters for their arranging the investment
     in the Junior Subordinated Debentures will be $             .
(5)  Before deducting estimated expenses of  $                payable by  the
     Company.
			  ------------------------

     The Capital Securities are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters, and to certain other conditions. It is expected that delivery of the Capital Securities will be made in book-entry form through the book-entry facilities
of DTC  on or about                    ,  1998, against  payment therefor  in
immediately available funds.

     This Prospectus Supplement and the accompanying Prospectus may be used by the Underwriters in connection with offers and sales of the Capital Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The Underwriters may act as principal or agent in such transactions.
			  ------------------------

                          MORGAN STANLEY DEAN WITTER
                 , 1998

(continued from the previous page)

     Holders  of   the  Capital  Securities  will  be   entitled  to  receive
preferential cumulative cash distributions accumulating from           , 1998
and payable quarterly in arrears on the    day of     ,    ,      and
     of each year, commencing             , 1998, at the annual rate of     %
of the liquidation amount of $25 per Capital Security ("Distributions"). The Company will have the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements described herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions will accumulate) at the rate of % per annum, compounded quarterly, and holders of Capital Securities will be required to accrue such amounts as interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount," each in this Prospectus Supplement.

     The Company will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities as
described below.   See "Relationship Among the Capital Securities, the Junior
Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee" in this Prospectus Supplement. The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein and in the accompanying Prospectus (the
"Guarantee").    See "Description  of Guarantee" herein  and "Description  of
Guarantees" in  the accompanying Prospectus.   If  the Company does  not make
payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on and other
amounts payable under  the Capital Securities.   In such  event, a holder  of
Capital  Securities may  institute a  legal proceeding  directly against  the
Company  to  enforce payment  of  such  Distributions to  such  holder.   See
"Description of Junior Subordinated Debentures--Enforcement of Certain Rights
by  Holders  of Capital  Securities"  in  this  Prospectus Supplement.    The
Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) of the Company. As of August 31, 1997, there was approximately $39.1 billion of outstanding Senior Indebtedness (as so defined) of the Company. Because the Company is a holding company, the Junior Subordinated Debentures and the Guarantee are effectively subordinated to all indebtedness and other liabilities of its subsidiaries. As of August 31, 1997, the Company's subsidiaries had indebtedness and other liabilities of approximately $3.1 billion.
See "Description of Debt Securities--Subordinated Debt--Junior Subordinated Debt" in the accompanying Prospectus.

     The Capital Securities will be subject to mandatory redemption in whole, but not in part, upon repayment of the Junior Subordinated Debentures at
Stated  Maturity  or  their  earlier  redemption.   The  Junior  Subordinated
Debentures are redeemable prior  to the Stated Maturity at the  option of the
Company (i) on or after                , in whole at any time or in part from
time to time, and  (ii) prior to           , in whole (but not in  part) at
any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined herein), in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption. See "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities-- Liquidation Distribution Upon Dissolution," each in this Prospectus Supplement.

     The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement.

     Application will be made to list the Capital Securities on the NYSE. If the Junior Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Issuer Trust, the Company will use all reasonable efforts to list the Junior Subordinated Debentures on the NYSE or such other securities exchange or automated quotation system, if any, on which the Capital Securities may then be listed or traded.

     In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $25 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement.

     If the purchaser is using for its purchase of the Capital Securities the assets of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of a plan or individual retirement account subject to section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase shall constitute a representation by such person that its purchase and holding of the Capital Securities will not result in a non-exempt prohibited transaction under ERISA or the Code. See "Certain ERISA Considerations" in this Prospectus Supplement.

     The information in this Prospectus Supplement supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus.

     As used herein, (i) the "Junior Subordinated Debt Indenture" means the Junior Subordinated Debt Indenture, as amended and supplemented from time to time, between the Company and The Bank of New York, as trustee (the "Debt Securities Trustee"), pursuant to which the Junior Subordinated Debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust, as amended and supplemented from time to time, among the Company, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as
Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), two individuals selected by the holders of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators") and the holders, from time to time, of the Trust Securities and (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities, as amended and supplemented from time to time, between the Company and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"). Unless otherwise expressly stated, all information in this Prospectus Supplement assumes that the over-allotment option granted to the Underwriters is not exercised. See "Underwriting" in this Prospectus Supplement.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES OFFERED HEREBY. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT CAPITAL SECURITIES, AND MAY BID FOR, AND PURCHASE, THE CAPITAL SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.
                             ----------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER TRUST OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              TABLE OF CONTENTS


                            PROSPECTUS SUPPLEMENT

                                 Page                                    Page
                                 ----                                    ----

Risk Factors  . . . . . . . .   S-6     Description of Guarantee  . . .  S-30
MSDW Capital Trust (  ) . . .  S-12     Relationship Among the Capital
Use of Proceeds . . . . . . .  S-13       Securities, the Junior
Capitalization  . . . . . . .  S-13       Subordinated Debentures and
Accounting Treatment  . . . .  S-15       the Guarantee  . . . . . . . . S-31
Description  of      Capital            Certain Federal Income Tax
  Securities  . . . . . . . .  S-15       Consequences  . . . . . . . .  S-33
Description  of  Junior                 Certain ERISA Considerations . . S-39
  Subordinated Debentures . .  S-23     Underwriting . . . . . . . . . . S-40

                                PROSPECTUS

Available Information . . . . .   3     Description of Debt Securities. .   8
Incorporation of Certain                Description of Capital Securities  16
  Documents by Reference  . .     4     Global Securities . . . . . . . .  23
The Company . . . . . . . . . .   5     Description of Guarantees . . . .  25
The Issuer Trusts . . . . . .     6     Plan of Distribution  . . . . . .  28
Use of Proceeds . . . . . . .     7     Validity of Securities  . . . . .  30
Consolidated Ratios of Earnings         Experts . . . . . . . . . . . . .  30
  to Fixed Charges and Earnings
  to Fixed Charges and Preferred
  Stock Dividends . . . . . . . . 7

                                 RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture). As of August 31, 1997, there was approximately $39.1 billion of outstanding Senior Indebtedness (as so defined) of the Company. None of the Junior Subordinated Debt Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including such Senior Indebtedness, that may be incurred by the Company. Because the Company is a holding company, the Junior Subordinated Debentures and the Guarantee are effectively subordinated to all indebtedness and other liabilities of its subsidiaries. See "Description of Guarantee--Status of the Guarantee" in this Prospectus Supplement and "Description of Debt Securities--Subordinated Debt" in the accompanying Prospectus.

     The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Event of Default (as defined in the Junior Subordinated Debt Indenture and herein referred to as a "Debenture Event of Default") has occurred and is continuing with respect to the Junior Subordinated Debentures, the Company will have the right to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default" in this Prospectus Supplement. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of % per annum, compounded quarterly from the most recent Distribution payment date on which Distributions were paid, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company is subject to certain restrictions. See "Description of Junior Subordinated Debentures--Restrictions on Certain Payments; Certain Covenants of the Company" in this Prospectus Supplement. Prior to the dissolution of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures.

     Upon the termination  of any  Extension Period  and the  payment of  all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly) on the Junior Subordinated Debentures, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustee notice of its election of an Extension Period at least one Business Day (as defined herein) prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities-- Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period," each in this Prospectus Supplement.

     Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales of Capital Securities" in this Prospectus Supplement.

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount or interest accrues that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

     Upon the occurrence and continuation of a Tax Event or an Investment Company Event (in each case, as defined herein), the Company will have the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence and continuation of such Tax Event or Investment Company Event and thereby cause a mandatory redemption of the Capital Securities. If the Company redeems the Junior Subordinated Debentures, it will thereby cause a mandatory redemption of the Capital Securities. Any such redemption will be at a Redemption Price equal to 100% of the Liquidation Amount (as defined herein) of such Capital Securities plus accumulated and unpaid Distributions to but excluding the date fixed for redemption. See "Description of Junior Subordinated Debentures--Redemption" and "Description of Capital Securities--Redemption" and "--Liquidation Distribution Upon Dissolution," each in this Prospectus Supplement.

CONDITIONAL RIGHT TO ADVANCE MATURITY

     If a Tax Event occurs, then the Company will have the right, prior to the dissolution of the Issuer Trust, to advance the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 15 years from the date of original issuance thereof. The State Maturity shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, (a) after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes and (b) advancing the Stated Maturity will not result in a taxable event to holders of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement.

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would likely constitute a taxable event to the holders of the Capital Securities. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement.

RIGHTS UNDER THE GUARANTEE

     The Bank of New York will act as the trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Debt Securities Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust.

     The Guarantee is subordinated as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" above and "Description of Guarantee--Status of the Guarantee" in this Prospectus Supplement. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action").

     In connection with any Direct Action, the Company will have a right of set-off under the Junior Subordinated Debt Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the
Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Capital Securities" and "Description of Guarantee," each in this Prospectus Supplement. The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee, the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors" in the accompanying Prospectus.

MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. As a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. Because holders of Capital Securities may receive Junior Subordinated Debentures on dissolution of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. In addition, because the Company has the right to advance the Stated Maturity of the Junior Subordinated Debentures, there can be no assurance that the Company will not exercise its option to shorten the maturity of the Junior Subordinated Debentures as permitted by the terms thereof. If the Company does exercise such option, there can be no assurance that advancing the Stated Maturity of the Junior Subordinated Debentures will not have an effect on the market price of the Capital Securities. See "Description of Junior Subordinated Debentures" in this Prospectus Supplement.

TRADING CHARACTERISTICS OF CAPITAL SECURITIES

     Application will be made to list the Capital Securities on the NYSE. The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Capital Securities that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Capital Securities disposed of. Such holder will recognize a capital loss to the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales of Capital Securities" in this Prospectus Supplement.

     Application will be made to list the Capital Securities on the NYSE. If the Capital Securities are not listed on a national securities exchange or the Nasdaq National Market and the Underwriters do not make a market for the securities, the liquidity of the Capital Securities would be adversely affected.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On February 6, 1997, President Clinton proposed certain tax law changes (the "Tax Proposal") that, among other things, generally would have denied corporate issuers a deduction for interest on certain debt obligations that had a maximum term in excess of 15 years and were not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that was not shown as indebtedness on the issuer's consolidated balance sheet. The Tax Proposal would have been effective generally for instruments issued on or after the date of first Congressional committee action. The Tax Proposal was not included in the recently enacted Taxpayer Relief Act of 1997. In addition, the Tax Proposal was not included in President Clinton's 1999 Budget proposal,which was released on February 2, 1998. However, if similar legislation to the Tax Proposal is enacted in the future with retroactive effect with respect to the Junior Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that future legislation similar to the Tax Proposal enacted after the date hereof, if any, will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities--Redemption" in this Prospectus Supplement.


                           MSDW CAPITAL TRUST (  )

     The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware
Secretary of State on         , 1998.   The Issuer Trust will be  governed by
the Trust Agreement. The Company, as the holder, directly or indirectly, of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Capital Securities--Miscellaneous" in the accompanying Prospectus. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

     All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus. The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of ( ) years, but may dissolve earlier as provided in the Trust Agreement.


                               USE OF PROCEEDS
                            (insert as necessary)

                                CAPITALIZATION

     The following table sets forth the actual unaudited consolidated short-term borrowings and total capitalization of the Company as of August 31, 1997, and as adjusted to give effect to the consummation of the offering of the Capital Securities offered hereby. As of the date hereof and except as disclosed in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference, there has been no material change in the capitalization of the Company since August 31, 1997.

     The following information should be read in conjunction with the Company's audited supplemental consolidated financial statements for its 1996, 1995 and 1994 fiscal years, all as contained in the Company's Current Report on Form 8-K dated May 31, 1997, and the Company's unaudited condensed consolidated financial statements for its fiscal quarter ended August 31, 1997 included in the Company's quarterly filing on Form 10-Q as filed on October 14, 1997, the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations, all incorporated by reference in the accompanying Prospectus.



                                                                                                 August 31, 1997
                                                                                          (In millions, except share data)
                                                                                           Actual            As Adjusted


Short-term borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     U.S.$22,704          U.S.$22,704
Current portion of long-term borrowings . . . . . . . . . . . . . . . . . . . . . .           5,565                5,565
               Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     U.S.$28,269          U.S.$28,269
Long-term borrowings (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     U.S.$19,631          U.S.$19,631
Capital Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             999                  999
Guaranteed preferred beneficial interests in the Company's __%. . . . . . . . . . .
  junior subordinated debentures held by MSDW Capital Trust ( ) (2) . . . . . . . .
Shareholders' equity:
  Preferred stock, par value $0.01 per share; authorized 30,000,000 shares:
    ESOP Convertible Preferred Stock, liquidation  preference U.S.$35.875;
       outstanding 3,657,181 shares . . . . . . . . . . . . . . . . . . . . . . . .             131                  131
    7-3/8% Cumulative Preferred Stock, stated value U.S.$200; outstanding
       1,000,000 shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             200                  200
    7-3/4% Cumulative Preferred Stock, stated value U.S.$200; outstanding
       1,000,000 shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             200                  200
    Series A Fixed/Adjustable Rate Cumulative Preferred Stock, stated
       value U.S.$200; outstanding 1,725,000 shares . .  . . . . . . . . . . . . . .            345                  345
    Common stock, U.S.$0.01 par value; authorized 1,750,000,000 shares;
       issued 602,829,994 shares; outstanding 591,895,690 shares . . . . . . . . . .              6                    6
    Paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,710                3,710
    Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8,618                8,618
     Cumulative translation adjustments. . . . . . . . . . . . . . . . . . . . . . .             (7)                  (7)
          Subtotal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13,203               13,203
        Note receivable related to sale of preferred stock to ESOP . . . . . . . . .            (76)                 (76)
        Common stock held in treasury, at cost 10,934,304 shares . . . . . . . . . .           (332)                (332)
        Stock compensation related adjustments . . . . . . . . . . . . . . . . . . .             (8)                  (8)
                    Total shareholders' equity . . . . . . . . . . . . . . . . . . .         12,787               12,787
                    Total capitalization . . . . . . . . . . . . . . . . . . . . . .    U.S.$33,417         U.S.$


__________________

(1) Subsequent to August 31, 1997, additional senior notes aggregating U.S. $1,601,319,847 were issued. The Company currently has effective (1) registration statements pursuant to which it may issue up to an aggregate of U.S. $3,200,000,000 of debt securities, of which U.S. $3,200,000,000 remains available to date and (2) a registration statement pursuant to which it may issue up to U.S. $7,000,000,000 of debt securities, warrants, preferred stock, depositary shares, purchase contracts and units, of which U.S. $4,052,137,761 remains available to date.

(2)  As described  herein,  the  sole  assets  of the Issuer Trust will be U.S.
     $         principal amount of Junior Subordinated Debentures issued by the
     Company to the Issuer Trust (U.S.  $          if the  Underwriters'  over-
     allotment option is exercised in full). The Junior Subordinated Debentures will bear interest at a fixed rate of % and will mature on
               , subject to the right of the Company to  advance   the   Stated
     Maturity under certain circumstances. The Company will own all the Common Securities of the Issuer Trust.


                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statementsof the Company. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income of the Company.


                      DESCRIPTION OF CAPITAL SECURITIES

     The following summary of certain terms and provisions of the Capital Securities supplements the information set forth in the accompanying Prospectus under the heading "Description of Capital Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, to which reference is hereby made. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

     The Capital  Securities will  be limited to  $                 aggregate
Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described in the accompanying Prospectus under "Description of Capital Securities--Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee" in this Prospectus Supplement.

DISTRIBUTIONS

     The   Capital  Securities   represent  preferred   undivided  beneficial
interests in  the assets  of  the Issuer  Trust,  and Distributions  on  each
Capital Security  will be payable  at the annual  rate of    % of  the stated
Liquidation Amount of $25, payable quarterly in arrears on the     day of
   ,         ,         and         of each year (each, a "Distribution Date"),
to the holders of the Capital Securities at the close of business on the
day  of          ,              ,             and           (whether or not a
Business Day) next preceding  the relevant Distribution Date.   Distributions
on  the Capital Securities will be  cumulative. Distributions will accumulate
from                ,  1998.   The first  Distribution Date  for the  Capital
Securities will be          , 1998.  The amount of Distributions  payable for
any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a
partial  month  in  such  period.     Distributions  payable  for  each  full
Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Junior Subordinated Debt Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no
Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred
during an Extension  Period.   Distributions to  which holders  of the
Capital Securities are entitled will accumulate additional distributions thereon at the rate of % per annum, compounded quarterly from the most recent date on which Distributions were paid, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional distributions.


     During an Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or
(3) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of an exchange, redemption or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) payments under the Guarantee, or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of an Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures.

     Upon the termination of an Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of an Extension Period at least 30 calendar days prior to the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount," each in this Prospectus Supplement.

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of Junior Subordinated Debentures" in this Prospectus Supplement. If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a subordinated basis as described under "Description of Guarantee" in this Prospectus Supplement.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption, at a redemption price (the "Redemption Price") equal to 100% of the aggregate Liquidation Amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Junior Subordinated Debentures-- Redemption" in this Prospectus Supplement. If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The  Company will  have  the  right to  redeem  the Junior  Subordinated
Debentures (i) on or after            ,     , in whole at any time or in part
from time to time, or (ii) prior to         ,      in whole (but not in part)
at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined below). See "-- Liquidation Distribution Upon Dissolution" below. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of the Capital Securities and the Common Securities.

     "Business Day" means a day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

     "Like  Amount"  means  (i)  with   respect  to  a  redemption  of  Trust
Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Debt Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated  amount of $25 per Trust Security.

     The term "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters, who shall not be an officer or employee of the Company or any of its affiliates, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     See "Certain Federal Income Tax Consequences--Possible Tax Law Changes Affecting the Capital Securities" in this Prospectus Supplement for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the
Capital Securities prior to           ,       .

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters, who shall not be an officer or employee of the Company or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     If an event described in clause (i) or (iii) of the definition of Tax Event has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures. "Additional Sums" means such additional amounts as may be necessary in order that the Distributions paid by the Issuer Trust on its outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.


REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and legally available for the payment of such Redemption Price. See also "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus.

     If the  Issuer Trust  gives a  notice of  redemption in  respect of  the
Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $25 or, if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof called for redemption and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof called for redemption.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $25 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be paid in the form of a distribution of such amount in Junior Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described above under "--Redemption;" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If dissolution of  the Issuer Trust occurs  as described in  clause (i),
(ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior
Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Company does not  redeem the Junior Subordinated Debentures prior
to  the Stated Maturity and  the  Issuer  Trust   is  not  liquidated  and
the  Junior Subordinated  Debentures  are  not  distributed  to  holders  of
the  Capital Securities,   the  Capital  Securities  will  remain  outstanding
until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the
Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.


BOOK-ENTRY PROCEDURES, DELIVERY AND FORM

     The Capital Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Unless and until it is exchangeable in whole or in part for Capital
Securities in definitive form, a global security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the Depository or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, the Depository will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Capital Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons holding through Participants). Beneficial owners who hold through participants will not receive written confirmation from the Depository of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of such ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

     So long as the Depository, or its nominee, is the registered owner of a global security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such global security for all purposes under the Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest, to exercise any rights  of a  holder under  the Trust  Agreement or  the Junior  Subordinated
Debentures. The Company understands that, under the Depository's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Trust Agreement or the Junior Subordinated Debentures, the Depository would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to the Depository. If less than all of the Capital Securities are being redeemed, the Company understands that it is the Depository's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

     Distributions on the Capital Securities registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Capital Securities. None of the Company, the Issuer Trust, the Issuer Trustees, any Paying Agent, the Administrators or any other agent of the Company or the Issuer Trust will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Payment of Distributions to Participants shall be the responsibility of the Depository. The Depository's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Company, the Issuer Trust, the Issuer Trustees, the Paying Agent or any other agent of the Company or the Issuer Trust, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The Depository may discontinue providing its services as securities depository with respect to the Capital Securities at any time by giving reasonable notice to the Company or the Property Trustee. If the Depository notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that the Depository is no longer so registered, the Company will issue the Capital Securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Capital Securities represented by one or more global securities and, in such event, will issue Capital Securities in definitive form, at its expense, in exchange for all of the global securities representing such Capital Securities.

     DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Underwriters. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship, with a Participant, either directly or indirectly.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates, or if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address
appears on  the securities  register for the  Trust Securities.   However,  a
holder of $1 million or more in aggregate Liquidation Amount of Capital Securities may receive Distribution payments (other than Distributions payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Property Trustee not later than 15 calendar days prior to the date on which the Distribution is payable. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

                DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are a series of Debt Securities to be issued pursuant to the Junior Subordinated Debt Indenture and the following summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture supplements the description of the terms and provisions of such Debt Securities and such Indenture set forth in the accompanying Prospectus under the heading "Description of Debt Securities," to which description reference is hereby made. The summary of certain terms and provisions of the Junior Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture, to which reference is hereby made. Copies of the forms of Junior Subordinated Debentures and the Junior Subordinated Debt Indenture are available from the Debt Securities Trustee upon request.


GENERAL

     Concurrently with the issuance of the Capital Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will
bear interest, accruing from             , 1998, at  the annual rate of     %
of the  principal amount thereof, payable  quarterly in arrears on  the
day of      ,      ,       and       of each year (each, an "Interest Payment
Date"), commencing            , 1998, to the person in whose name each Junior
Subordinated Debenture  is registered at the  close of business on  the
day of       ,       ,        or        (whether or not a  Business Day) next
preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) in each case, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day with the same force and effect as if made on the date such payment was originally payable.  Accrued interest that is not paid on  the applicable Interest Payment Date will bear additional interest
on the amount  thereof at the rate per annum of    %, compounded
quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period.
The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable
Interest Payment Date and Additional Sums, as applicable.

     The Junior Subordinated Debentures will mature on (such date, as it may be advanced as hereinafter described, the "Stated Maturity"). If a Tax Event occurs, then the Company will have the right prior to the termination of the Issuer Trust, to advance the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity shall be advanced only if, in the opinion of counsel to the Company experienced in such matters,
(a) after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes and (b) advancing the Stated Maturity will not result in a taxable event to holders of the Capital Securities.

     If the Company elects to advance the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the Debt Securities Trustee, and the Debt Securities Trustee will give notice of such change to the holders of the Junior Subordinated Debentures not less than 30 and not more than 60 days prior to the effectiveness thereof.

     The provisions of the Junior Subordinated Debt Indenture described in the accompanying Prospectus relating to discharge, defeasance and covenant defeasance will not apply to the Junior Subordinated Debentures. See "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus.


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures.
At  the end  of an Extension  Period, the Company must pay all interest then
accrued and unpaid (together with interest thereon at  the annual rate of    %,
compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period). The amount of additional interest payable for any full interest period will
be computed by dividing  the rate per  annum by four.   During an  Extension
Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" in this Prospectus Supplement.

     During an Extension Period, the Company is subject to certain restrictions. See "--Restrictions on Certain Payments; Certain Covenants of the Company" below. Prior to the termination of an Extension Period, the
Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. In the event that the Stated Maturity is advanced to a date prior to the end of an Extension Period, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. In the event that any Junior Subordinated Debentures are called for redemption on a date prior to the end of an Extension Period, with respect to such Junior Subordinated Debentures, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. Upon the termination of an Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least 30 calendar days prior to the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period. If the Property Trustee is not the only holder, or is not itself the holder, of the Junior Subordinated Debentures at the time the Company selects an Extension
Period, the Company shall give the holders of the Junior Subordinated Debentures and the Property Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of the next succeeding Interest Payment Date or the date the Company is required to give notice of the record or payment date of such interest payment to holders of the Junior Subordinated Debentures. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

     The  Junior Subordinated Debentures  are redeemable prior  to the Stated
Maturity at the option of the Company (i) on or after                    , in
whole at any time or in part from time to time, and (ii) prior to
     , in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined under "Description of Capital Securities--Redemption" in this Prospectus Supplement) (the "90-Day Period"), in each case at a Redemption Price equal to the accrued and unpaid interest on the Junior
Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Capital Securities--Redemption" in this Prospectus Supplement.

     The Company's right to redeem the Junior Subordinated Debentures under the preceding paragraph shall be subject to the condition that if at the time there is available to the Company or the Issuer Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event or Investment Company
Event by taking some ministerial action ("MINISTERIAL ACTION"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Issuer Trust or the holders of the Trust Securities and will involve no material cost, the Company shall pursue such measures in lieu of redemption; provided further, that the Company shall have no right to redeem the Junior Subordinated Debentures while the Issuer Trust is pursuing any Ministerial Action pursuant to the Trust Agreement.

ADDITIONAL SUMS

     The Company will covenant that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as Additional Sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions paid by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities--Redemption" in this Prospectus Supplement.

REGISTRATION, DENOMINATION AND TRANSFER

     The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities--Book-Entry Procedures, Delivery and Form" in this Prospectus Supplement.

     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

     Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Capital Securities--Book-Entry Procedures, Delivery and Form" in this Prospectus Supplement. If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior
Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debt Securities Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debt Securities Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debt Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Debt Indenture. The Company will appoint the Debt Securities Trustee as securities registrar under the Junior Subordinated Debt Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debt Securities Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Debt Securities Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or
(3) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange, redemption or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) payments under the Guarantee, or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and
(b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Debt Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     The Company will covenant (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Debt Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

EXPENSES AND TAXES

     The Company, as borrower, will agree to pay all debts and other obligations (other than with respect to the Capital Securities issued by the Issuer Trust) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees for the Issuer Trust and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Debt Securities owned by the Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company will also agree in the Debt Securities owned by the Issuer Trust to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

MODIFICATION OF JUNIOR SUBORDINATED DEBT INDENTURE

     The provisions for modifying the Junior Subordinated Debt Indenture and the Debt Securities issued thereunder, including the Junior Subordinated Debentures, are summarized under the heading "Description of Debt Securities-
-Modification  of  the  Indentures"  in  the  accompanying  Prospectus.    In
addition, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Debt Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Debt Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. In addition, the Company may not amend the Junior Subordinated Debt Indenture to remove the rights of holders of Capital Securities of the Issuer Trust to institute a Direct Action without the prior written consent of all the holders of Capital Securities or to remove the obligation to obtain the consent of the holders of Capital Securities as provided for, or without the consent of the required percentage of holders of the Capital Securities of the Issuer Trust. So long as the Company acts in accordance with the terms of the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture, the Company may advance the Stated Maturity of and defer interest payable on the Junior Subordinated Debentures, in each case without the consent of the Issuer Trust or the holders of the Capital Securities.

DEBENTURE EVENTS OF DEFAULT

     The Junior Subordinated Debt Indenture provides that any one or more of the events described under "Description of Debt Securities--Events of Default" in the accompanying Prospectus constitutes an "Event of Default" with respect to the Junior Subordinated Debentures. Deferral of any due date for the payment of interest in connection with an Extension Period does not constitute an Event of Default. For purposes of the Trust Agreement and this Prospectus Supplement, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Capital Securities--Events of Default; Notice" in the accompanying Prospectus, the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Capital Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee. The Debt Securities Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debt Securities Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures, with the consent of a majority in aggregate Liquidation Amount of the outstanding Capital Securities, if such Junior Subordinated Debentures are held by the Issuer Trust, may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Securities Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Securities Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Debt Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby provided, that if the Junior Subordinated Debentures are held by the Issuer Trust or an Issuer Trustee, such waiver shall not be effective as to the Junior Subordinated Debentures unless the holders of at least a majority in aggregate liquidation amount of the Capital Securities shall have consented to such waiver; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debenture is required, such waiver shall not be effective unless each holder of the Capital Securities shall have consented to such waiver. See "Description of Debt Securities --Modification of Indentures" in the accompanying Prospectus. The Company is required to file annually with the Debt Securities Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Debt Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. The Company may not amend the Junior Subordinated Debentures to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Junior Subordinated Debentures to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

     The holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities--Events of Default; Notice" in the accompanying Prospectus.


                           DESCRIPTION OF GUARANTEE

     The following summary of certain terms and provisions of the Guarantee supplements the information set forth in the accompanying Prospectus under the heading "Description of Guarantees." The Guarantee will be executed and delivered by the Company concurrently with the issuance of Capital Securities by the Issuer Trust for the benefit of the holders from time to time of the Capital Securities. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of the Guarantee is available upon request from the Guarantee Trustee.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Company will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Debt Indenture, taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the
Junior   Subordinated  Debentures  and  the  Guarantee"  in  this  Prospectus
Supplement.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) of the Company in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.


                 RELATIONSHIP AMONG THE CAPITAL SECURITIES,
             THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent described under "Description of Guarantee" in this Prospectus Supplement. Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Debt Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, one remedy of a holder of the Capital Securities would be to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture).

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except withholding taxes and the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Debt Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee" in this Prospectus Supplement.

     A default or event of default under any Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) of the Company would not necessarily constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness (as so defined) of the Company, the subordination provisions of the Junior Subordinated Debt Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures--Subordination" in this Prospectus Supplement.

LIMITED PURPOSE OF ISSUER TRUST

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) as set forth in the Junior Subordinated Debt Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Debt Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than withholding taxes and the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Brown & Wood LLP, tax counsel to the Company and the Issuer Trust, the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     Except as otherwise stated, this summary deals only with the Capital Securities held as a capital asset by a holder who or which (i) purchased the Capital Securities upon original issuance (an "Initial Holder") at the price to the public and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address

     (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities,

     (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or

     (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

     A "US Holder" is a holder of the Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a US Holder.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US HOLDERS

     CHARACTERIZATION OF THE ISSUER TRUST. Under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

     CHARACTERIZATION OF THE JUNIOR SUBORDINATED DEBENTURES. The Company and the Issuer Trust will agree to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. Under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Junior Subordinated Debt Indenture (and other relevant documents), the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.

     INTEREST INCOME AND  ORIGINAL ISSUE DISCOUNT.    Under the terms  of the
Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Junior Subordinated Debentures. Treasury regulations under
Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."

     The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

     In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. Subsequent distributions of interest on the Junior Subordinated Debentures generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Junior Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to the OID.

     If the possibility of the Company's exercise of its option to defer payments of interest is not treated as remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

     CHARACTERIZATION OF INCOME. Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

     MARKET DISCOUNT AND BOND PREMIUM. Holders of the Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

     RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER TRUST. Under certain circumstances described herein, the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Capital Securities and in liquidation of the Issuer Trust. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for United States federal income tax purposes.

     Under certain circumstances described herein, the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption
distributed  to holders  in  redemption  of their  Capital  Securities.   See
"Description of the Capital  Securities" in this Prospectus Supplement.
Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "--Sales of Capital Securities" below.

     SALES OF CAPITAL SECURITIES. A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the periods prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year prior to the date of disposition.

     A holder who disposes of its Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

TAXPAYER RELIEF ACT OF 1997

     On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Tax Act") was enacted into law. The Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

PROPOSED TAX LAW CHANGES

     On February 6, 1997, President Clinton proposed certain tax law changes (the "Tax Proposal") that, among other things, generally would have denied corporate issuers a deduction for interest on certain debt obligations that had a maximum term in excess of 15 years and were not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that was not shown as indebtedness on the issuer's consolidated balance sheet. The Tax Proposal would have been effective generally for instruments issued on or after the date of first Congressional committee action. The Tax Proposal was not included in the Tax Act. In addition, the Tax Proposal was not included in President Clinton's 1999 Budget proposal, which was released on February 2, 1998. However, if similar legislation to the Tax Proposal is enacted in the future with retroactive effect with respect to the Junior Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures. There can be no assurance that future legislation similar to the Tax Proposal enacted after the date hereof, if any, will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities--Redemption" in this Prospectus Supplement.

NON-US HOLDERS

     The following discussion applies to a Non-US Holder.

     Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

     As discussed above (see "--Proposed Tax Law Changes" above), changes in legislation affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% withholding tax (or a lower rate pursuant to an applicable treaty) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security unless, in the case of certain Non-US Holders who are nonresident alien individuals, such individuals are present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

     A Non-US Holder which holds the Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding" below. Taxable income on the Capital Securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to verify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                         CERTAIN ERISA CONSIDERATIONS

     Before authorizing an investment in the Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to ERISA ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards  (including its  prudence  and  diversification requirements),  (b)
whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to such Plan. A violation of these
"prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Such administrative exemptions include prohibited transaction class exemption ("PTCE"). PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     The Department of Labor has issued a regulation (29 C.F.R. section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if the equity interests acquired by employee benefit plans are "publicly-offered securities" --that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the issuer and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Capital Securities will meet the criteria of "publicly-offered securities" above. The Underwriters expect that the Capital
Securities will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of the Capital Securities and the Capital Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

     Although it is expected that the assets of the Issuer Trust should not be deemed to be "plan assets" of an investing Plan, if the Company or the Trust is a Party in Interest with respect to the Plan, in the absence of an applicable exemption, the Plan's purchase of the Capital Securities from the Company would likely constitute a prohibited transaction under Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code. In addition, in the absence of an applicable exemption, certain other transactions coincident to the Capital Securities may involve a prohibited transaction, such as a distribution of the Junior Subordinated Debentures from the Issuer Trust to a Plan investor.

     Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel to confirm that such investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy any other applicable requirements of ERISA and the Code. Each purchaser using assets of a Plan to acquire Capital Securities will be deemed to have represented that its purchase and holding of such Capital Securities will not result in a non-exempt prohibited transaction under ERISA or the Code and will be covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

     Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.


                                 UNDERWRITING

     Subject  to the  terms  and  conditions set  forth  in the  Underwriting
Agreement dated               , 1998 (the "Underwriting Agreement") among the
Company, the Issuer Trust, and each of the underwriters named therein (the "Underwriters"), the Issuer Trust has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, severally but not jointly, the respective number of the Capital Securities set forth opposite their names below:
                                                                NUMBER
UNDERWRITERS                                            OF CAPITAL SECURITIES
------------                                            ---------------------


Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . .
                                                                    _________
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                    _________
                                                                    ---------

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Capital Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all the Capital Securities if any are taken.

     The initial purchase price for the Capital Securities will be the initial offering price set forth on the cover page of this Prospectus
Supplement (the "Capital Securities Offering Price"). The Underwriters propose to offer the Capital Securities at the Capital Securities Offering Price, and all or part to certain dealers at a price that represents a
concession not in excess of $         per Capital Security.  The Underwriters
may allow, and such dealers may reallow, a concession not in excess of $
  per Capital Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Underwriters named on the cover page hereof.

     The Company has granted to the Underwriters, an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to additional Capital Securities at the public offering price set forth on the cover page hereof. The Underwriters may exercise such options solely for the purpose of covering over-allotments, if any, incurred in the sale of Capital Securities offered hereby.

     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriters arranging the investment therein of such
proceeds an amount  of $          per Capital Security (or  $          in the
aggregate) for the accounts of the Underwriters.

     Prior to this offering, there has been no public market for the Capital Securities. Application will be made to list the Capital Securities on the NYSE. Trading of the Capital Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Capital Securities. The Underwriters have advised the Company that they intend to make a market in the Capital Securities prior to commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

     In order to meet one of the requirements for listing the Capital Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Capital Securities to a minimum of 400 beneficial holders.

     The Company and the Issuer Trust have agreed that, during the period beginning on the date of the Underwriting Agreement and continuing to and including the closing under the Underwriting Agreement, neither will offer, sell, contract to sell or otherwise dispose of any securities of the Company or the Issuer Trust that are substantially similar to the Capital Securities, or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except in the offering or with the prior written consent of the Underwriters.

     The Company and the Issuer Trust have agreed to indemnify the Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the offering of the Capital Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the Capital Securities. Specifically, the Underwriters may overallot by selling more Capital Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may purchase Capital Securities in the open market following completion of the initial offering of the Capital Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, Capital Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Capital Securities. The Underwriters also may reclaim any selling concessions allowed to an Underwriter or a dealer if the Underwriters repurchase Capital Securities distributed by that Underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or financial services to the Company and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions. The Administrators appointed by the Company are officers of Morgan Stanley & Co. Incorporated.

     The Underwriters and any dealers utilized in the sale of Capital Securities do not intend to confirm sales to accounts over which they exercise discretionary authority.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS (SUBJECT TO COMPLETION, ISSUED FEBRUARY 13, 1998)

                                $1,500,000,000
                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                               DEBT SECURITIES

                             MSDW CAPITAL TRUST I
                            MSDW CAPITAL TRUST II
                            MSDW CAPITAL TRUST III
                            MSDW CAPITAL TRUST IV
                             MSDW CAPITAL TRUST V
                             CAPITAL SECURITIES
   FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY



                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

     Morgan Stanley, Dean Witter, Discover & Co. (the "Company") may offer and issue from time to time its debt securities ("Debt Securities") in one or more series with such terms as are described herein and in the applicable Prospectus Supplement.

     MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V, each a trust created under the laws of the State of Delaware (each, an "Issuer Trust," and collectively, the "Issuer Trusts"), may severally offer and issue from time to time equity securities (the "Capital Securities") representing preferred beneficial ownership interests in such Issuer Trust with such terms as are described herein and in the applicable Prospectus Supplement. The Company will be the owner, directly or indirectly, of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in each Issuer Trust. Payment to holders of Capital Securities of cash distributions thereon ("Distributions"), and amounts payable upon redemption thereof, liquidation of the applicable Issuer Trust or otherwise, will be guaranteed by the Company to the extent described herein and in the applicable Prospectus Supplement (each, a "Guarantee"). The only assets of an Issuer Trust will be Debt Securities purchased from the Company with the proceeds from the issuance of its Trust Securities. Each Guarantee will rank pari passu with the Debt Securities purchased with the proceeds of the Capital Securities covered by such Guarantee. If specified in the applicable Prospectus Supplement, such Debt Securities may be distributed pro rata to holders of Trust Securities at such times as may be described herein or in such Prospectus Supplement.

     The Debt Securities, the Capital Securities and the Guarantees are sometimes herein referred to individually as a "Security" and collectively as
the "Securities."   This Prospectus  may not be  used to consummate  sales of
Securities unless accompanied by a Prospectus Supplement.
                                                     (continued on next page)
                      -------------------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.
                       -------------------------------


     Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     Following the initial distribution of a series of Securities, affiliates of the Company may offer and sell previously issued Securities in the course of their businesses as broker-dealers (subject, in the case of any Securities listed on a stock exchange or quoted on an automatic quotation system, to obtaining any necessary approval of the applicable stock exchange or quotation system for any such offers and sales). Such affiliates may act as a principal or agent in such transactions. This Prospectus and the accompanying  Prospectus  Supplement  may  be  used  by  such  affiliates  in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                          MORGAN STANLEY DEAN WITTER


                 , 1998


(continued from the previous page)

     The aggregate initial public offering price of all Debt Securities (other than Debt Securities purchased by Issuer Trusts) and Capital Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $1,500,000,000 or the equivalent thereof in any foreign currency or composite currency. Unless specified in the applicable Prospectus Supplement, the Debt Securities and the Capital Securities will be issued in registered form without coupons.

     Certain specific terms of the Securities in respect of which this Prospectus is being delivered will be described in the accompanying Prospectus Supplement, including without limitation and where applicable, (a) in the case of the Debt Securities, series designation, ranking, aggregate principal amount, denominations, maturity date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, interest deferral terms, if any, place or places where and currency or currency units in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer Trust, title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where and currency or currency units in which Distributions and other amounts will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The applicable Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Securities and will set forth the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities being offered and the managing underwriters with respect to any Securities sold to or through underwriters. Any such underwriters (and any representative thereof), dealers or agents in the United States will include Morgan Stanley & Co. Incorporated ("MS & Co.") and/or Dean Witter Reynolds Inc. ("DWR") and any such underwriters (and any representative thereof), dealers or agents outside the United States will include Morgan Stanley & Co. International Limited ("MSIL"), Dean Witter International Ltd. ("DWIL") or other affiliates of the Company.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER TRUSTS OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Effective May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") merged with and into Dean Witter, Discover & Co. ("Dean Witter Discover"), which, as the surviving corporation, was renamed Morgan Stanley, Dean Witter, Discover & Co. Prior to the merger, Morgan Stanley was subject to the information requirements of the Exchange Act. Reports, proxy statements and other information filed by the Company (and, prior to the merger, by Morgan Stanley) with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and other information regarding registrants that file electronically, such as the Company. The address of the Commission's Website is http:/www.sec.gov. The Company's Common Stock, par value $0.01 per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange, Inc. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.

     This Prospectus constitutes a part of a Registration Statement filed by the Company and the Issuer Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the related exhibits for further information with respect to the Company, the Issuer Trusts and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any Issuer Trust have been included herein. The Company and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding Debt Securities as trust assets and issuing the Trust Securities. See "The Issuer Trusts," "Description of Capital Securities," "Description of Debt Securities" and "Description of Guarantees." In addition, the Company does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission under the Exchange Act by the Company are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal period ended December 31,
1996;

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c)  Quarterly Report on Form 10-Q for the quarter ended May 31, 1997;

     (d)  Quarterly  Report on  Form 10-Q  for the  quarter ended  August 31,
1997; and

     (e) Current Reports on Form 8-K dated January 22, 1997, February 4, 1997 (two reports), February 20, 1997, February 27, 1997, February 28, 1997, April 15, 1997, April 17, 1997 (three reports), April 30, 1997, May 31, 1997
(two reports), June 25, 1997, July 25, 1997, September 23, 1997, December 8, 1997, January 7, 1998, and February 12, 1998.

     The following documents  previously filed with the  Commission under the
Exchange  Act  by   Morgan  Stanley,  a  predecessor  of   the  Company,  are
incorporated herein by reference:

     (a)  Annual Report  on Form  10-K for the  fiscal period  ended November
30,1996;

     (b) Quarterly Report on Form 10-Q for the quarter ended February 28, 1997; and

     (c) Current Reports on Form 8-K dated December 18, 1996, December 26, 1996, January 7, 1997, January 24, 1997, February 4, 1997, February 5, 1997,
February 20,  1997, February  21, 1997,  February 28,  1997, March 27,  1997,
April 14, 1997, April 17, 1997 and April 30, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Securities and (ii) the date on which MS & Co., MSIL, DWR, DWIL and other affiliates of the Company cease offering and selling previously issued Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company, 1585 Broadway, New York, New York 10036, Attention: Investor Relations (telephone number (212) 762-8131).


                                 THE COMPANY

     Morgan Stanley, Dean Witter, Discover & Co. (the "Company") is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses--securities, asset management and credit services. The Company is a combination of Dean Witter, Discover & Co. ("Dean Witter Discover") and Morgan Stanley Group Inc. ("Morgan Stanley") pursuant to a merger of equals that was effected on May 31, 1997 in which Morgan Stanley was merged with and into Dean Witter Discover (the "Merger"). The Company combines three well recognized brands in the financial services industry: Morgan Stanley, Dean Witter and Discover(Registered Trademark) Card. The Company combines global strength in investment banking and institutional sales and trading, with strength in providing investment and global asset management products and services to its customers and in providing quality consumer credit products to its customers, primarily through its Discover Card brand.

     The Company, through its subsidiaries, provides a wide range of financial and securities services on a global basis and provides credit and transaction services nationally. Its securities businesses ("Securities Services") include providing securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; full-service brokerage; research services; the trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; and securities lending. The Company's asset management businesses ("Asset Management") include providing global asset management advice and services to individual and institutional investors through well-recognized brand names, including Dean Witter InterCapital ("InterCapital"), Van Kampen American Capital ("VKAC"), Morgan Stanley Asset Management ("MSAM") and Miller Anderson & Sherrerd ("MAS"); global custody and securities clearance; and principal investment activities. The Company's credit and transaction services business ("Credit Services") include the operation of the NOVUS(Registered Trademark) Network, a proprietary network of merchant and cash access locations, and the issuance of the Discover Card and other proprietary general purpose credit cards. The Company's services, including the Discover Card, are provided to a large and diversified group of clients and customers including corporations, governments, financial institutions and individuals.

     The Company conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and throughout the world. Dean Witter Discover was incorporated under the laws of the State of Delaware in 1981 and its predecessor companies date back to 1924. Morgan Stanley was incorporated under the laws of the State of Delaware in 1975 and its predecessor companies date back to 1935. At November 30, 1997, the Company had 47,277 employees. None of the Company's employees is covered by a collective bargaining agreement.

     The Company conducts its worldwide business through several highly integrated subsidiaries and affiliates, which frequently participate together in the facilitation and consummation of a single transaction. Because of the increasing integration of the international financial markets, the Company manages its principal operating subsidiaries on a coordinated global basis with a view to the profitability of the enterprise as a whole.

     At November 30, 1997, the Company had the third largest account executive sales organization in the United States, with 9,946 professional account executives and 399 branches, and one of the largest global asset management operations of any full-service securities firm, with total assets under management and administration of approximately $338 billion. In addition, based on its approximately 40 million general purpose credit card accounts as of November 30, 1997, the Company was the nation's largest credit card issuer as measured by number of accounts and cardmembers.

     The Company's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Unless the context otherwise requires, the term "Company" means Morgan Stanley, Dean Witter, Discover & Co. and its consolidated subsidiaries.


                              THE ISSUER TRUSTS

     Each Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 12, 1998. Each Issuer Trust will be governed by an amended and restated trust agreement (each, a "Trust Agreement") among the Company, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees") and two individuals selected by the holders of the Common Securities to act as administrators with respect to such Issuer Trust (the "Administrators") and the holders, from time to time, of the Trust Securities. The Company, as the holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to invest in a series of Debt Securities and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer
of Trust Securities).   Accordingly, Debt Securities will be  the sole assets
of each Issuer Trust, and payments under the Debt Securities owned by an Issuer Trust will be the sole revenue of such Issuer Trust.

     All of the Common Securities of each Issuer Trust will be owned directly or indirectly by the Company. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer Trust, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) arising as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by such Issuer Trust when due, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See "Description of Capital Securities--Subordination of Common Securities." Unless otherwise specified in the applicable Prospectus Supplement, the Company will acquire, directly or indirectly, Common
Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Issuer Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust will have a term of approximately 40 years from the date on which it initially issues its Capital Securities, but may dissolve earlier as provided in the applicable Trust Agreement and described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the name and address of the Delaware Trustee for each Issuer Trust will be The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711, and the name and address of the Property Trustee, the Guarantee Trustee and the Debt Securities Trustee for each Issuer Trust will be The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.

     It is anticipated that no Issuer Trust will be subject to the reporting requirements under the Exchange Act.


                               USE OF PROCEEDS

     The Issuer Trusts will use all proceeds from the sale of Trust Securities to purchase Debt Securities from the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of its Debt Securities (including Debt Securities issued to the Issuer Trusts) for general corporate purposes, which may include additions to working capital, the redemption of outstanding preferred stock and the repayment of indebtedness or for such other purposes as are set forth in the applicable Prospectus Supplement. The Company anticipates that it will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance its businesses worldwide. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to the Company and its subsidiaries.


             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
           EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to fixed charges for the Company for the periods indicated. The fiscal year information combines the historical financial information of Dean Witter Discover for the year ended December 31, 1996, 1995, 1994, 1993 and 1992 with the historical financial of Morgan Stanley for the fiscal years ended November 30, 1996, 1995, 1994, 1993 and 1992. Subsequent to the Merger, the Company adopted a fiscal year end of November
30. The nine month information reflects the change in fiscal year end and the restatement of the periods presented as if Dean Witter Discover and Morgan Stanley had always been combined.



                              Nine Months Ended                       Fiscal Year
                            August 31, August 31,
                               1997       1996       1996      1995      1994       1993      1992
Ratio of earnings to
   fixed charges  . . . .      1.4         1.3       1.3       1.3       1.3        1.4        1.3
Ratio of earnings to fixed
   charges and preferred
   stock dividends  . . .      1.3         1.3       1.3       1.3       1.3        1.4        1.3



     For the purpose of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of preferred stock dividends). Additionally, "earnings" in 1992 excludes a nonrecurring gain of $32.1 million from the initial public offering of 25.7% of SPS Transaction Services, Inc. For the purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and that portion of rentals representative of an interest factor. Additionally, for the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends (on a pre-tax basis) are included in the denominator of the ratio.


                       DESCRIPTION OF DEBT SECURITIES

   The Debt Securities  will  constitute  either  senior or subordinated debt of the Company  and will be issued, in the case of Debt Securities  that will be senior debt, under a Senior Indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996, each between Morgan Stanley (as predecessor to the Company) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, and by a Third Supplemental Senior Indenture dated as of June 1, 1997, between the Company and The Chase Manhattan Bank, as Trustee (as so supplemented, the "Senior
Debt  Indenture"),  and, in  the  case  of  Debt  Securities  that  will   be
subordinated debt, under either (i) a Subordinated Indenture dated as of April 15,1989, as supplemented by a First Supplemental Subordinated Indenture dated as of May 15, 1991 and a Second Supplemental Subordinated Indenture dated as of April 15, 1996 each between Morgan Stanley (as predecessor to the Company) and The First National Bank of Chicago, as Trustee, and by a Third Supplemental Subordinated Indenture dated as of June 1, 1997, between the
Company  and  The  First  National  Bank  of  Chicago,  as  Trustee   (as  so
supplemented,  the  "Senior  Subordinated Debt Indenture")  or (ii) a  Junior
Subordinated   Indenture to be entered into between  the  Company and  The
Bank  of  New  York,  as  Trustee   (the  "Junior Subordinated Debt Indenture").
The Senior Debt Indenture, the Senior Subordinated Debt Indenture and Junior Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Chase Manhattan Bank, The First National Bank of Chicago and The Bank of New York are hereinafter referred to individually as a "Debt Securities Trustee" and collectively as the "Debt Securities Trustees."

   The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and are subject to the detailed provisions of the applicable Indenture and Debt Securities to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and the Company's negative pledge. See "--Subordinated Debt" and "--Certain Covenants" below. As used under this caption and the captions "Description of Capital Securities," "Global Securities" and "Description of Guarantees," the term Company means Morgan Stanley, Dean Witter, Discover & Co.

GENERAL

     None of the Indentures limits the amount of additional indebtedness that the Company or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or subordinated obligations of the Company. Most of the assets of the Company are owned by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain subsidiaries to the Company are restricted by legal requirements, including (in the case of MS & Co. and DWR) net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies and (in the case of Greenwood Trust Company, a Delaware chartered bank and an indirect wholly owned subsidiary of the Company, and other bank subsidiaries) by banking regulations.

     The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the applicable Prospectus Supplement.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Debt Securities offered hereby and thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as senior, senior subordinated or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or interest will or may be payable; (iii) any date of maturity, including any provisions for the shortening or extension thereof; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the date or dates on which any such interest will be payable; (vi) any provisions relating to the deferral of interest payments at the option of the Company or otherwise; (vii) the place or places where the principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) any repayment, redemption, prepayment or sinking fund provisions; (ix) whether such Debt Securities will be issuable in registered form or bearer form ("Bearer Securities") or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities; (x) the terms, if any, on which such Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities, any specific terms relating to the adjustment thereof and the period during which such Debt Securities may be so converted or exchanged; (xi) if applicable, any securities exchange or quotation system on which such Debt Securities may be listed or quoted, as the case may be; (xii) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on such Debt Securities held by a person who is not a U.S. person (as defined in the applicable Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (xiii) any other specific terms of such Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

     Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture and Debt Securities. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Debt  Securities  will bear  interest at  a  fixed rate  (a  "Fixed Rate
Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of such Debt Securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

SENIOR DEBT

     Debt Securities and, in the case of Bearer Securities, any coupons appertaining thereto (the "Coupons"), that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Senior Subordinated Debt Indenture or the Junior Subordinated Debt Indenture (hereinafter referred to individually as a "Subordinated Debt Indenture" and collectively as "Subordinated Debt Indentures").

Senior Subordinated Debt

     Debt Securities and Coupons issued under the Senior Subordinated Debenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Debt Indenture, to all "Senior Indebtedness," as defined therein, of the Company. The Senior Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the Debt Securities issued under the Senior Subordinated Debt Indenture and any other obligations specifically designated as being subordinate in right of payment to such Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Senior Subordinated Debt Indenture, Section 1.1)

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture) or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined in the Senior Subordinated Debt Indenture or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on Debt Securities issued under the Senior Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Senior Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture) shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Debt Securities or Coupons issued under the Senior Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons. (Senior Subordinated Debt Indenture, Section 13.1) If this Prospectus is being delivered in connection with a series of Debt Securities issued under the Senior Subordinated Debt Indenture, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture) outstanding as of the end of the most recent fiscal quarter.

Junior Subordinated Debt

     Debt Securities and Coupons issued pursuant to the Junior Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Subordinate Debt Indenture, to all "Senior Indebtedness," as defined therein, of the Company. The Junior Subordinated Debt Indenture defines "Senior Indebtedness" as any Debt Securities or Coupons issued under the Senior Debt Indenture or the Senior Subordinated Debt Indenture and any other obligations (other than nonrecourse obligations, Debt Securities issued under the Junior Subordinated Debt Indenture or any other obligations specifically designated as being subordinate in right of payment to such Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Junior Subordinated Debt Indenture, Section 1.1)

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined in the Junior Subordinated Debt Indenture or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on Debt Securities issued under the Junior Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Junior Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of Debt Securities or Coupons issued under the Junior Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons. (Junior Subordinated Debt Indenture, Section 13.1) If this Prospectus is being delivered in connection with a series of Debt Securities issued under the Junior Subordinated Debt Indenture, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS

     Negative Pledge. The Senior Debt Indenture provides that the Company and any successor corporation will not, and will not permit any Subsidiary (as defined below) to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by such Indenture) on (i) the Voting Securities (as defined below) of MS & Co., MSIL, DWR, Greenwood Trust Company, or any Subsidiary succeeding to any substantial part of the business now conducted by any of such corporations (collectively, the "Principal Subsidiaries") or (ii) Voting Securities of a Subsidiary that owns, directly or indirectly, Voting Securities of any of the Principal Subsidiaries (other than directors' qualifying shares) without making effective provisions whereby the Debt Securities issued under such Indenture will be secured equally and ratably with such secured indebtedness. "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Company owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest. "Voting Securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the Subsidiary in question, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened. (Senior Debt Indenture, Section 3.6)

     Merger, Consolidation, Sale, Lease or Conveyance. Each Indenture provides that the Company will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all its assets to any person, unless the Company shall be the continuing corporation, or the successor corporation or person that acquires all or substantially all the assets of the Company shall be a corporation organized under the laws of the United States or a state thereof or the District of Columbia and shall expressly assume all obligations of the Company under the Indenture and the Debt Securities issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by the Company. (Indentures, Section 9.1) This covenant would not apply to a recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Company.

     Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

     If the Company issues Debt Securities to an Issuer Trust, the Company will agree to pay certain obligations, expenses and taxes of the Issuer Trust. See also "Description of Capital Securities--Expenses and Taxes."

EVENTS OF DEFAULT

     An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the Debt Securities of any such series shall not constitute a default in the payment of interest for this purpose; (c) default for 60 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series;
(d) certain events of bankruptcy, insolvency or reorganization; (e) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of indebtedness, which term as used in each of the Indentures means obligations (other than nonrecourse obligations or the Debt Securities of such series issued under such Indenture) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments ("Indebtedness") in an amount in excess of $10,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Debt Securities Trustee by the holders of not less than 25% in principal amount of such outstanding Debt Securities (treated as one class) issued under such Indenture; or (f) default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of
$10,000,000   without  such  Indebtedness  having  been  discharged  or  such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to the Company by the Debt Securities Trustee, or to the Company and the Debt Securities Trustee by the holders of not less than 25% in principal amount of such outstanding Debt Securities (treated as one class) issued under such Indenture; provided, however, that if any such failure, default or acceleration referred to in clause (e) or clause (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Indentures, Section 5.01) Any additions to or modification of the definition of "Event of Default" with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement.

     Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Debt Securities Trustee or the holders of not less than 25% in principal amount of such Debt Securities of each such affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued under such Indenture and then outstanding or due to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing, either the Debt Securities Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Indentures, Sections 5.01 and 5.10)

     Each Indenture contains a provision entitling the Debt Securities Trustee, subject to the duty of the Debt Securities Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Indentures, Section 6.02) Subject to such provisions in each Indenture for the indemnification of the Debt Securities Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee. (Indentures,
Section 5.09)

     Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Debt Securities Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Debt Securities Trustee to institute such action and shall have offered the Debt Securities Trustee reasonable indemnity, the Debt Securities Trustee shall not have instituted such action within 60 days of such request and the Debt Securities Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Indentures, Sections 5.06 and 5.09)

     Each Indenture contains a covenant that the Company will file annually with the Debt Securities Trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.05)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company can discharge or defease its obligations under an Indenture as set forth below. (Indentures, Section 10.01)

     Under terms satisfactory to the Debt Securities Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Debt Securities Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Debt Securities Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

     The Company may also discharge any and all of the obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid any duty to register the transfer or exchange of such series of Debt Securities, to replace any mutilated, defaced, destroyed, lost, or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the relevant Debt Securities Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01 (which Sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases), and elect not to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the relevant Debt Securities Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the relevant Debt Securities Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of a Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on the Debt Securities issued pursuant to a Subordinated Debt Indenture at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Debt Securities Trustee for such Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness (as defined for purposes of such Indenture) and (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the relevant Debt Securities Trustee and the holders of such Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

MODIFICATION OF THE INDENTURES

     Each Indenture provides that the Company and the Debt Securities Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.1)

     Each Indenture also contains provisions permitting the Company and the Debt Securities Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that, except as described herein or the applicable Prospectus Supplement, the Company and the Debt Securities Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification provided that, if such Debt Securities are owned by an Issuer Trust, none of the modifications described in clauses (a) and (b) above may be made without the prior written consent of all the holders of Capital Securities of such Issuer Trust. (Indentures, Section 8.02)

     No Subordinated Debt Indenture may be amended to alter the subordination of any outstanding Debt Securities issued thereunder without the written consent of each holder of Senior Indebtedness (as defined therein) then outstanding that would be adversely affected thereby. (Subordinated Debt Indentures, Section 8.06)

CONCERNING THE DEBT SECURITIES TRUSTEES

     The Chase Manhattan Bank, The First National Bank of Chicago and The Bank of New York are three of a number of banks with which the Company and its subsidiaries maintain ordinary banking relationships and with which the Company and its subsidiaries maintain credit facilities.

GOVERNING LAW

     The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.


                      DESCRIPTION OF CAPITAL SECURITIES

     Each Issuer Trust will issue only one series of Capital Securities and one series of Common Securities. The Trust Agreement for each Issuer Trust will be qualified as an indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Capital Securities will have such terms and will be subject to such conditions as shall be set forth in the Trust Agreement or made a part thereof by the Trust Indenture Act. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of a Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

     The Capital Securities will represent preferred undivided beneficial interests in the assets of the applicable Issuer Trust. The only assets of an Issuer Trust, and its only source of its revenues, will be the Debt Securities purchased by such Issuer Trust with the proceeds from the issuance of its Trust Securities. Accordingly, Distributions and other payment dates for such Trust Securities will correspond with the interest and other payment dates for such Debt Securities. See "Description of Debt Securities" in this Prospectus and in the applicable Prospectus Supplement for a description of such Debt Securities. If the Company does not make payments on such Debt Securities in accordance with their terms, such Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Trust Securities issued by such Issuer Trust in accordance with their terms. The Capital Securities issued by an Issuer Trust will rank pari passu, and payments thereon will be made thereon pro rata, with the Common Securities issued by such Issuer Trust except as described below under "--Subordination of Common Securities" and in the applicable Prospectus Supplement. Capital Securities will be fully and unconditionally guaranteed by the Company, to the extent described herein under "Description of Guarantees" and in the applicable Prospectus Supplement.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Capital Securities offered hereby and thereby (to the extent such terms are applicable to such Capital Securities): (i) the specific designation, stated amount per Capital Security (the "Liquidation Amount"), number to be issued by the applicable Issuer Trust and purchase price; (ii) the currency or units based on or relating to currencies in which Distributions and other payments thereon will or may be payable; (iii) the Distribution rate or rates (or the method by which such rate or rates will be determined), if any; (iv) the date or dates on which any such Distributions will be payable; (v) any provisions relating to deferral of Distribution payments; (vi) the place or places where Distributions and other amounts payable on such Capital Securities will be payable; (vii) any repayment, redemption, prepayment or sinking fund provisions; (viii) the voting rights, if any, of holders of such Capital Securities; (ix) the terms and conditions, if any, upon which the assets of such Issuer Trust may be distributed to holders of such Capital Securities;
(x) any applicable United States federal income tax consequences; and (xi) any other specific terms of such Capital Securities.

DISTRIBUTIONS

     Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, unless otherwise specified in the applicable Prospectus Supplement. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four, unless otherwise specified in the applicable Prospectus Supplement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and other amounts payable under the Capital Securities and Common Securities issued by an Issuer Trust shall be made pro rata based on the liquidation amount of such Capital Securities and Common Securities. However, unless otherwise provided in the applicable Prospectus Supplement, if on any date on which Distributions or other amounts are payable with respect to such Capital Securities and Common Securities, an "Event of Default" with respect to the Debt Securities owned by such Issuer Trust (a "Debenture Event of Default") has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of such Debt Securities when due, no payment of any Distribution on or other amounts payable under such Common Securities shall be made unless payment in full in cash of all accumulated amounts then due and payable with respect to all of such Issuer Trust's outstanding Capital Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, and all other amounts with respect to, Capital Securities then due and payable.

     In the case of any Capital Securities Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the applicable Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Capital Securities Event of Default under the applicable Trust Agreement until the effects of such Debenture Event of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Capital Securities Events of Default; Notice" and "Description of Debt Securities--Events of Default." Until all such Capital Securities Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on Capital Securities in the event of any liquidation of a Issuer Trust will be the stated amount per Capital Security or such other amount as specified in the applicable Prospectus Supplement plus accumulated and unpaid Distributions, which, if specified in the applicable Prospectus Supplement, may be in the form of a distribution of the Debt Securities owned by such Issuer Trust.

     The holders of all the outstanding Common Securities of an Issuer Trust will have the right at any time to dissolve such Issuer Trust and, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, cause the Debt Securities owned by such Issuer Trust to be distributed to the holders of the Capital Securities and Common Securities in liquidation of such Issuer Trust as described in the applicable Prospectus Supplement. Other terms for the dissolution of an Issuer Trust and the distribution or liquidation of its assets to holders of Trust Securities will be set forth in the applicable Prospectus Supplement.

CAPITAL SECURITIES EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under a Trust Agreement (a "Capital Securities Event of Default") with respect to the Capital Securities issued pursuant thereto (whatever the reason for such Capital Securities Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of an Event of Default with respect to the Debt Securities in which the proceeds of the Capital Securities have been invested (see "Description of Debt Securities--Events of Default" and the applicable Prospectus Supplement); or

     (ii) default by the applicable Issuer Trust or the Property Trustee in the payment of any Distribution on such Capital Securities when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by an Issuer Trust or the Property Trustee in the payment of any redemption price of any Trust Security issued pursuant to such Trust Agreement when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable Issuer Trustees (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of such Capital Securities outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the applicable Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days thereof.

     Within ten Business Days after the occurrence of any Capital Securities Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the applicable Trust Securities and the Administrators, unless such Capital
Securities  Event  of Default  has been  cured  or waived.   The  Company, as
Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by an Issuer Trust when due, the Capital Securities issued by such Issuer Trust will have a preference over the Common Securities issued by such Issuer Trust with respect to payments of any amounts in respect of such Capital Securities as described above. See "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or another Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any
Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national- or state-chartered bank, and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which an Issuer Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under each Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

     An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable Trust Agreement. An Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of its outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Issuer Trust's Capital Securities or (b) substitutes for the Issuer Trust's Capital Securities other securities having substantially the same terms as the Issuer Trust's Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Issuer Trust's Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the corresponding Debt Securities, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Issuer Trust's Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns, directly or indirectly, all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Issuer Trust's Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENTS

     Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital
Securities, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an
"investment company" under the Investment Company Act, and any such amendments of such Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation for United States federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, a Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Debt Securities are held by an Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debt Securities, (ii) waive any past default that may be waived under
Section  5.10 of  such  applicable  Indenture, (iii)  exercise  any right  to rescind or annul a declaration that the principal amount of such Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the such Indenture or Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that, if a consent under such Indenture would require the consent of each holder of such Debt Securities affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the such Capital
Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of such Capital Securities except by subsequent vote of the holders of Capital Securities issued by such Issuer Trust. The Property Trustee will notify each holder of such Capital Securities of any notice of default with respect to such Debt Securities. In addition to obtaining the foregoing approvals of the holders of such Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.


EXPENSES AND TAXES

     In the Debt Securities owned by an Issuer Trust, the Company, as borrower, will agree to pay all debts and other obligations (other than with respect to the Capital Securities issued by such Issuer Trust) and all costs and expenses of such Issuer Trust (including costs and expenses relating to the organization of such Issuer Trust, the fees and expenses of the Issuer Trustees for such Issuer Trust and the costs and expenses relating to the operation of such Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such Issuer Trust might become subject. The foregoing obligations of the Company under the Debt Securities owned by an Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against such Issuer Trust or any other person before proceeding against the Company. The Company will also agree in the Debt Securities owned by an Issuer Trust to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

PAYMENT AND PAYING AGENCY

     The applicable Prospectus Supplement will specify the manner in which payments in respect of the Capital Securities will be made. The paying agent (the "Paying Agent") for Capital Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Capital Securities Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Capital Securities Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between The Bank of New York, the Property Trustee, and the Company, see "Description of Debt Securities--Information Concerning the Debt Securities Trustees."

MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that the Issuer Trusts will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Debt Securities owned by the Issuer Trusts will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trusts may not borrow money or issue debt or mortgage or pledge any of their assets.

GOVERNING LAW

     Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                              GLOBAL SECURITIES

     The registered Debt Securities and Capital Securities of any series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depository (a "Depository") or with a nominee for a Depository identified in the Prospectus Supplement relating to such series and registered in the name of such Depository or nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered Securities of the series to be represented by such Registered Global Securities. Unless and until it is exchanged in whole for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     The specific terms of the depository arrangement with respect to any portion of a series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depository for such
Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depository for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the applicable Indenture or Trust Agreement. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or Trust Agreement. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depository for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture or Trust Agreement. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture or Trust Agreement, the Depository for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities, and any payments to holders with respect to Capital Securities, represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Debt Securities Trustees, the Issuer Trustees or any other agent of the Company, agent of the applicable Issuer Trust or agent of any such Trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company and the Issuer Trusts expect that the Depository for any Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities to holders in respect of such Registered Global Security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depository. The Company and the Issuer Trusts also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If the Depository for any Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company or the applicable Issuer Trust, as the case may be, within 90 days, the Company or the applicable Issuer Trust, as the case may be, will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Company or the applicable Issuer Trust, as the case may be, may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Securities. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depository shall instruct the relevant Trustee or other relevant agent of the Company, the applicable Issuer Trust or such Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in such Registered Global Security.

     The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depository for the Euroclear System, currently operated by Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System ("Euroclear") and Cedel Bank, soci t anonyme or its successor ("Cedel Bank") or with a nominee for such depository identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.


                          DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Guarantee, including the definitions therein of certain terms. A copy of the form of the Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Capital Securities.

GENERAL

     Pursuant to a Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the extent set forth therein, the
Guarantee Payments (as defined below) to the holders of the Capital Securities covered by such Guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust that issued such Capital Securities may have or assert other than the defense of payment. The following payments with respect to Capital Securities, to the extent not paid by or on behalf of the Issuer Trust that issued such Capital Securities (the "Guarantee Payments"), will be subject to the Guarantee thereon: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, if any, (ii) the redemption price with respect to any Capital Securities called for redemption, including all accumulated and unpaid Distributions thereon (the "Redemption Price"), to the extent that such Issuer Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Issuer Trust (unless the Debt Securities owned by such Issuer Trust are distributed to holders of such Capital Securities in accordance with the terms thereof), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Capital Securities on liquidation of such Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the applicable Issuer Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee of the related Issuer Trust's obligations under the Capital Securities covered thereby, but will apply only to the extent that such Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Debt Securities owned by an Issuer Trust, such Issuer Trust will not be able to pay any amounts payable in respect of its Capital Securities and will not have funds legally available therefor and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Each Guarantee will have the same ranking as the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby. See "-- Status of the Guarantees." No Guarantee will limit the incurrence or issuance of other secured or unsecured debt of the Company.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank pari passu in right of payment with the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby.

     Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or, if applicable, distribution to the holders of the Capital Securities of the Debt Securities owned by such Issuer Trust.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities issued by an Issuer Trust (in which case no vote will be required), the Guarantee that covers such Capital Securities may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the such Capital Securities outstanding. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities-- Voting Rights; Amendment of Trust Agreements" and in the applicable Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the covered Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee thereon without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the Capital Securities covered thereby unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between The Bank of New York, the Guarantee Trustee, and the Company, see "Description of Debt Securities--Information Concerning the Debt Securities Trustees."

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities covered thereby, upon full payment of the amounts payable with respect to such Capital Securities upon liquidation of the related Issuer Trust or upon distribution of the Debt Securities owned by such Issuer Trust to the holders of such Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of such Capital Securities must repay any sums with respect to such Capital Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                             PLAN OF DISTRIBUTION

     The Company may sell Debt Securities and an Issuer Trust may sell the Capital Securities being offered hereby in three ways: (i) through agents,
(ii) through underwriters and (iii) through dealers. Any such underwriters, dealers or agents in the United States will include MS & Co. and/or DWR and any such underwriters, dealers or agents outside the United States will include MSIL, DWIL or other affiliates of the Company.

     Offers to purchase Securities may be solicited by agents designated by the Company and/or an Issuer Trust, as the case may be, from time to time.
Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company and/or an Issuer Trust, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and/or an Issuer Trust, as the case may be, in the ordinary course of business.

     If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company and/or an Issuer Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and/or an Issuer Trust, as the case may be, in the ordinary course of business.

     If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company and/or an Issuer Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and/or an Issuer Trust, as the case may be, in the ordinary course of business.

     In order to facilitate the offering of the Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other securities the prices of which may be used to determine payments on such Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the
Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms, including MS & Co., MSIL, DWR and DWIL ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or an Issuer Trust, as the case may be. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or an Issuer Trust, as the case may be, and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or an Issuer Trust, as the case may be, to indemnification by the Company and/or an Issuer Trust, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and/or an Issuer Trust, as the case may be, in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company and/or an Issuer Trust, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     Any underwriter, agent or dealer utilized in the initial offering of Securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSIL, DWR and DWIL are wholly owned subsidiaries of the Company. Each initial offering of Securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any Securities, MS & Co., MSIL, DWR, DWIL and other affiliates of the Company may offer and sell such Securities in the course of their business as broker-dealers (subject, in the case of any securities listed on a stock exchange or quoted on an automated quotation system, to obtaining any necessary approval of the applicable stock exchange or quotation system for any such offers and sales). MS & Co., MSIL, DWR, DWIL and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by MS & Co., MSIL, DWR, DWIL and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. None of MS & Co., MSIL, DWR, DWIL or any such other affiliate is obligated to make a market in any Securities and may discontinue any market-making activities at any time without notice.


                            VALIDITY OF SECURITIES

     The validity of the Capital Securities will be passed on for the Issuer Trusts by Richards, Layton & Finger, P.A. The validity of the Debt Securities and the Guarantees will be passed upon for the Company by Brown & Wood LLP. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent the Company on a regular basis and in a variety of matters, including in connection with its merchant banking and leveraged capital activities.


                                   EXPERTS

     The supplemental consolidated financial statements and supplemental financial statement schedule of the Company and subsidiaries, except Morgan Stanley, as of fiscal year end 1996 and 1995 and for each of the three years in the period ended fiscal year end 1996 included in the Company's Current Report on Form 8-K dated May 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. The financial statements and financial statement schedule of Morgan Stanley (supplementally consolidated with those of the Company) have been audited by Ernst & Young LLP, independent auditors, as stated in their reports incorporated herein by reference. Such supplemental consolidated financial statements and supplemental financial statement schedule have been incorporated herein by reference in reliance upon the respective reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Dean Witter Discover incorporated by reference and included in Dean Witter Discover's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.


     The consolidated financial statements of Morgan Stanley incorporated by reference and included in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of the Company for the periods ended August 31, 1997 and 1996, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not "reports" or a "part" of the registration prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.


                         MORGAN STANLEY, DEAN WITTER,
                                DISCOVER & CO.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Securities and Exchange Commission Registration Fee . . . . . . . .  $442,500
NASD filing fee . . . . . . . . . . . . . . . . . . . . . . . . . . .  30,500
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . 250,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . .   500,000
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . 175,000
Listing Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 250,000
Trustee Fees and Expenses . . . . . . . . . . . . . . . . . . . . .    30,000
Rating Agency Fees and Expenses . . . . . . . . . . . . . . . . . .    55,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,000

      Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  $1,750,000


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article VIII of the Amended and Restated Certificate of Incorporation of the Company ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of the Company ("By-Laws"), each as amended to date, provide for the indemnification of directors and officers. Under these provisions, any person who is a director or officer of the Company or a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Company (a "Subsidiary") shall be indemnified by the Company to the fullest extent permitted by applicable law. The Company's Certificate of Incorporation and By-Laws also provide that the Company may, by action of the Board of Directors, provide indemnification to any person who is or was an employee or agent (other than a director or officer) of the Company or a Subsidiary and to any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Company or a Subsidiary, to the same scope and effect as the foregoing indemnification of directors and officers of the Company.

     The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

     Under the By-Laws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Company or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Company or a Subsidiary have the power to indemnify him against such expense, liability or loss under the provisions of applicable law.

     The Company has in effect insurance policies in the amount of $75 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

     The form of Underwriting Agreements filed as Exhibit 1 hereto, and incorporated herein by reference, contains certain provisions relating to the indemnification of the Company's directors, officers and controlling persons.


ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------


1    Form   of  Underwriting  Agreements  for  Debt  Securities  and  Capital
     Securities.
4-a Amended and Restated Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference).
4-b  Certificate of Trust of MSDW Capital Trust I.
4-c  Certificate of Trust of MSDW Capital Trust II.
4-d  Certificate of Trust of MSDW Capital Trust III.
4-e  Certificate of Trust of MSDW Capital Trust IV.
4-f  Certificate of Trust of MSDW Capital Trust V.
4-g  Trust Agreement of MSDW Capital Trust I.
4-h  Trust Agreement of MSDW Capital Trust II.
4-i  Trust Agreement of MSDW Capital Trust III.
4-j  Trust Agreement of MSDW Capital Trust IV.
4-k  Trust Agreement of MSDW Capital Trust V.
4-l Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities.
4-m Senior Indenture dated as of April 15, 1989 between Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-n First Supplemental Senior Indenture, dated as of May 15, 1991, to the Senior Indenture dated as of April 15, 1989, between Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-o Second Supplemental Senior Indenture, dated as of April 15, 1996 between Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical
     Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated May 6, 1989 and incorporated herein by this reference).
4-p Third Supplemental Senior Indenture, dated as of June 1, 1997, to the Senior Indenture dated as of April 15, 1989 between the Company and The Chase Manhattan Bank, trustee (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 33-27919).
4-q Subordinated Indenture dated as of April 15, 1989, between Morgan Stanley and The First National Bank of Chicago, Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K dated for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-r First Supplemental Subordinated Indenture, dated as of May 15, 1991, to the Subordinated Indenture dated as of April 15, 1989, between Morgan Stanley and The First National Bank of Chicago, Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-s Second Supplemental Subordinated Indenture, dated as of April 15, 1996, to the Subordinated Indenture dated as of April 15, 1989 between Morgan Stanley and The First National Bank of Chicago, (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated May 6, 1996 and incorporated herein by this reference).
4-t Third Supplemental Subordinated Indenture, dated as of June 1, 1997, to the Subordinated Indenture dated as of April 15, 1989 between the Company and The First National Bank of Chicago, Trustee (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 33-27919).
4-u Form of Junior Subordinated Indenture between the Company and The Bank of New York, Trustee to be used in connection with the issuance of the Junior Subordinated Debentures and the Capital Securities.
4-v  Form of Capital Security (included in Exhibit 4-l).
4-w  Form of Junior Subordinated Debenture.
4-x  Form of Capital Securities Guarantee.
5-a  Opinion of Brown & Wood LLP.
5-b Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust I.
5-c Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust II.
5-d Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust III.
5-e Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust IV.
5-f Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust V.
8    Tax Opinion of Brown & Wood LLP.
12 Computation of Consolidated Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
15-a Letter  of Awareness  from  Deloitte &  Touche LLP  concerning Unaudited
     Financial Information.
15-b Letter  of  Awareness  from  Ernst  &  Young  LLP  concerning  Unaudited
     Financial Information.
23-a Consent of Deloitte & Touche LLP.
23-b Consent of Ernst & Young LLP.
23-c Consent of Brown & Wood LLP (included in Exhibit 5-a).
23-d Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-c to
     5-g).
24-a Powers of Attorney for the Company (included on the Signature Pages). 24-b Powers of Attorney for the Company, as sponsor, to sign the Registration
     Statement on behalf of MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV, and MSDW Capital Trust V(included in Exhibits 4-g, 4-h, 4-i, 4-j and 4-k).
25-a Statement of Eligibility of The  Chase Manhattan Bank, Trustee under the
     Senior Debt Indenture (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 333-27919).
25-b Statement of Eligibility of The  First National Bank of Chicago, Trustee
     under the Senior Subordinated Debt Indenture (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 333-27919).
25-c Statement of  Eligibility of  The Bank  of New  York, Trustee under  the
     Junior Subordinated Debt Indenture.
25-d Statement  of Eligibility of  The Bank  of New  York, Trustee  under the
     Amended and Restated Trust Agreement of MSDW Capital Trust I.
25-e Statement  of Eligibility  of The  Bank of New  York, Trustee  under the
     Amended and Restated Trust Agreement of MSDW Capital Trust II.
25-f Statement of  Eligibility of  The Bank  of New  York, Trustee  under the
     Amended and Restated Trust Agreement of MSDW Capital Trust III.
25-g Statement of  Eligibility of The  Bank of  New York,  Trustee under  the
     Amended and Restated Trust Agreement of MSDW Capital Trust IV.
25-h Statement of  Eligibility of  The Bank  of New York,  Trustee under  the
     Amended and Restated Trust Agreement of MSDW Capital Trust V.
25-i Statement of  Eligibility of  The Bank  of New  York, Trustee  under the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust I.
25-j Statement  of Eligibility  of The  Bank of New  York, Trustee  under the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust II.
25-k Statement of Eligibility  of The  Bank of  New York,  Trustee under  the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust III.
25-l Statement of  Eligibility of  The Bank  of New York,  Trustee under  the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust IV.
25-m Statement  of Eligibility of  The Bank  of New  York, Trustee  under the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust V.
27   Financial Data Schedule


ITEM 17.  UNDERTAKINGS.

     a.   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation or Registration Fee" table in the effective registration statement); and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however,that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

     d. The undersigned registrants hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     e.   The undersigned registrants hereby undertake that;

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                  SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 12th day of February, 1998.

                    MORGAN STANLEY, DEAN WITTER,
                    DISCOVER & CO.

                    By: /s/    Philip J. Purcell
                        --------------------------------
                        Name:  Philip J.  Purcell
                        Title: Chairman of the Board and Chief
                               Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Christine A. Edwards, Robert G. Scott, Ronald T. Carman, Ralph L. Pellecchio, William J. O'Shaughnessy and Martin M. Cohen and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENT OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 12TH DAY OF FEBRUARY 1998.

         SIGNATURE                                   TITLE
         ---------                                   -----


/s/   Philip J. Purcell
-----------------------------
      Philip J. Purcell                Chairman of the Board, Chief Executive
                                                  Officer and Director


/s/   John J. Mack
-----------------------------
      John J. Mack                             President, Chief Operating
                                                  Officer and Director


/s/   Thomas C. Schneider
-----------------------------
      Thomas C. Schneider           Executive Vice President, Chief Strategic
                                      and Administrative Officer and Director



-----------------------------
      Richard B. Fisher              Chairman of Executive Committee of Board
                                             of Director and Director


/s/   Robert G. Scott
-----------------------------
      Robert G. Scott                 Executive Vice President and Chief
                                                 Financial Officer


/s/   Eileen K. Murray
-----------------------------
      Eileen K. Murray              Controller (Principal Accounting Officer)


/s/   Robert P. Bauman
-----------------------------
      Robert P. Bauman                                Director


 /s/    Edward A. Brennan
-----------------------------
        Edward A. Brennan                             Director


/s/    Diana D. Brooks
-----------------------------
       Diana D. Brooks                                Director


/s/   Daniel B. Burke
-----------------------------
      Daniel B. Burke                                 Director


/s/    C. Robert Kidder
-----------------------------
       C. Robert Kidder                               Director


/s/   Miles L. Marsh
----------------------------
      Miles L. Marsh                                  Director



/s/   Michael A. Miles
--------------------------
      Michael A. Miles                                Director


/s/   Allen E. Murray
--------------------------
      Allen E. Murray                                 Director


/s/   Clarence B. Rogers, Jr.
-------------------------------
      Clarence B. Rogers, Jr.                         Director



-------------------------------
      Laura D'Andrea Tyson                            Director




                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York this 12th day of February, 1998.


                    MSDW CAPITAL TRUST I

                    by   Morgan Stanley,
                         Dean Witter,
                         Discover & Co.


                    by      /s/ Alexander C. Frank
                         --------------------------------------------------
                         Name:  Alexander C. Frank
                         Title: Assistant Treasurer

                    MSDW CAPITAL TRUST II

                    by    Morgan Stanley,
                          Dean Witter,
                          Discover & Co.



                    by       /s/ Alexander C. Frank
                          -------------------------------------------------
                          Name:  Alexander C. Frank
                          Title: Assistant Treasurer

                    MSDW CAPITAL TRUST III

                    by     Morgan Stanley,
                           Dean Witter,
                           Discover & Co.


                    by     /s/ Alexander C. Frank
                           ------------------------------------------------
                           Name:  Alexander C. Frank
                           Title: Assistant Treasurer


                    MSDW CAPITAL TRUST IV

                    by     Morgan Stanley,
                           Dean Witter,
                           Discover & Co.


                    by     /s/ Alexander C. Frank
                           ------------------------------------------------
                           Name:  Alexander C. Frank
                           Title: Assistant Treasurer


                    MSDW CAPITAL TRUST V

                    by     Morgan Stanley,


                           Dean Witter,
                           Discover & Co.


                    by     /s/ Alexander C. Frank
                            -----------------------------------------------
                            Name:  Alexander C. Frank
                            Title: Assistant Treasurer



                                EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------


1    Form   of  Underwriting  Agreements  for  Debt  Securities  and  Capital
     Securities.
4-a Amended and Restated Certificate of Incorporation of the Company (previously filed as an exhibit to the Company's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference).
4-b  Certificate of Trust of MSDW Capital Trust I.
4-c  Certificate of Trust of MSDW Capital Trust II.
4-d  Certificate of Trust of MSDW Capital Trust III.
4-e  Certificate of Trust of MSDW Capital Trust IV.
4-f  Certificate of Trust of MSDW Capital Trust V.
4-g  Trust Agreement of MSDW Capital Trust I.
4-h  Trust Agreement of MSDW Capital Trust II.
4-i  Trust Agreement of MSDW Capital Trust III.
4-j  Trust Agreement of MSDW Capital Trust IV.
4-k  Trust Agreement of MSDW Capital Trust V.
4-l Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities.
4-m Senior Indenture dated as of April 15, 1989 between Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-n First Supplemental Senior Indenture, dated as of May 15, 1991, to the Senior Indenture dated as of April 15, 1989, between Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-o Second Supplemental Senior Indenture, dated as of April 15, 1996 between Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical
     Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated May 6, 1989 and incorporated herein by this reference).
4-p Third Supplemental Senior Indenture, dated as of June 1, 1997, to the Senior Indenture dated as of April 15, 1989 between the Company and The Chase Manhattan Bank, trustee (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 333-27919).
4-q Subordinated Indenture dated as of April 15, 1989, between Morgan Stanley and The First National Bank of Chicago, Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K dated for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-r First Supplemental Subordinated Indenture, dated as of May 15, 1991, to the Subordinated Indenture dated as of April 15, 1989, between Morgan Stanley and The First National Bank of Chicago, Trustee (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993 and incorporated herein by this reference).
4-s Second Supplemental Subordinated Indenture, dated as of April 15, 1996, to the Subordinated Indenture dated as of April 15, 1989 between Morgan Stanley and The First National Bank of Chicago, (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated May 6, 1996 and incorporated herein by this reference).
4-t Third Supplemental Subordinated Indenture, dated as of June 1, 1997, to the Subordinated Indenture dated as of April 15, 1989 between the Company and The First National Bank of Chicago, Trustee (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 333-27919).
4-u Form of Junior Subordinated Indenture between the Company and The Bank of New York, Trustee to be used in connection with the issuance of the Junior Subordinated Debentures and the Capital Securities.
4-v  Form of Capital Security (included in Exhibit 4-l).
4-w  Form of Junior Subordinated Debenture.
4-x  Form of Capital Securities Guarantee.
5-a  Opinion of Brown & Wood LLP.
5-b Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust I.
5-c Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust II.
5-d Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust III.
5-e Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust IV.
5-f Opinion of Richards, Layton & Finger, P.A. with respect to MSDW Capital Trust V.
8    Tax Opinion of Brown & Wood LLP.
12 Computation of Consolidated Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.
15-a Letter of  Awareness from  Deloitte &  Touche  LLP concerning  Unaudited
     Financial Information.
15-b Letter  of  Awareness  from  Ernst  &  Young  LLP  concerning  Unaudited
     Financial Information.
23-a Consent of Deloitte & Touche LLP.
23-b Consent of Ernst & Young LLP.
23-c Consent of Brown & Wood LLP (included in Exhibit 5-a).
23-d Consents of Richards, Layton & Finger, P.A. (included in Exhibits t-c to
     5-g).
24-a Powers of Attorney for the Company (included on the Signature Pages). 24-b Powers of Attorney for the Company, as sponsor, to sign the Registration
     Statement on behalf of MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV, and MSDW Capital Trust V (included in Exhibits 4-g, 4-h, 4-i, 4-j and 4-k).
25-a Statement of Eligibility of The  Chase Manhattan Bank, Trustee under the
     Senior Debt Indenture (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 333-27919).
25-b Statement of Eligibility of The  First National Bank of Chicago, Trustee
     under the Senior Subordinated Debt Indenture (previously filed as an exhibit to Morgan Stanley, Dean Witter, Discover & Co.'s Registration Statement on Form S-3, Registration No. 333-27919).
25-c Statement  of Eligibility  of The Bank  of New  York, Trustee  under the
     Junior Subordinated Debt Indenture.
25-d Statement  of Eligibility  of The  Bank of  New York, Trustee  under the
     Amended and Restated Trust Agreement of MSDW Capital Trust I.
25-e Statement of Eligibility  of The  Bank of  New York,  Trustee under  the
     Amended and Restated Trust Agreement of MSDW Capital Trust II.
25-f Statement of  Eligibility of  The Bank of  New York,  Trustee under  the
     Amended and Restated Trust Agreement of MSDW Capital Trust III.
25-g Statement of  Eligibility of  The Bank  of New  York, Trustee under  the
     Amended and Restated Trust Agreement of MSDW Capital Trust IV.
25-h Statement  of Eligibility of  The Bank  of New  York, Trustee  under the
     Amended and Restated Trust Agreement of MSDW Capital Trust V.
25-i Statement  of Eligibility  of The  Bank of New  York, Trustee  under the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust I.
25-j Statement of Eligibility  of The  Bank of  New York,  Trustee under  the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust II.
25-k Statement of  Eligibility of  The Bank  of New York,  Trustee under  the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust III.
25-l Statement  of Eligibility of  The Bank  of New  York, Trustee  under the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust IV.
25-m Statement  of Eligibility  of The  Bank of  New York, Trustee  under the
     Capital Securities Guarantee of Morgan Stanley, Dean Witter, Discover & Co. with respect to the Capital Securities of MSDW Capital Trust V.
27   Financial Data Schedule